ASSIGNMENT AND ASSUMPTION OF LEASE


THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this "Assignment") is made and entered into effective as of the 21st day of November, 2008 (the "Effective Date"), by and between Brad and Dad LLC ("Assignor"), and AEI INCOME & GROWTH FUND XXI Limited Partnership (as to an undivided 63% interest) and AEI INCOME & GROWTH FUND 27 LLC (as to an undivided 37% interest)
( "Assignee").

RECITALS:

A. Assignor and Assignee are parties to that certain Development Financing and Leasing Commitment dated effective as of November 21, 2008, as it may have been amended (the "Agreement"), pursuant to which Assignee is acquiring from Assignor the real property and improvements, located on property more particularly described on EXHIBIT A attached hereto and incorporated herein by this reference (also referred to herein as the "Leased Premises").

B. Pursuant to the terms of the Agreement, Assignor desires to sell, assign, convey, transfer and set over to Assignee and Assignee desires to assume all of Assignor's interest in that certain Lease Agreement dated September 11, 2008 (the "Lease"), by and between Assignor and Tractor Supply Company
(the "Tenant"), including all rents prepaid for any period subsequent to the date of this Assignment, subject to the terms and conditions set forth below.

C. Assignor is the Landlord under the Lease with full right and title to assign the Lease and the Rent to Assignee as provided herein. The Lease is valid, in full force and effect and has not been modified or amended. So far as is known to Assignor, there is no default by Tenant under the Lease and no Rent has been waived, anticipated, discounted, compromised or released.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, Assignor and Assignee hereby agree as follows:

1 Assignor hereby irrevocably and unconditionally sells, assigns, conveys, transfers and sets over unto Assignee, its heirs, successors and assigns as of the date hereof (the "Effective Date"), all of Assignor's right, title and interest in, to and under: (i) the Lease, together with any and all guaranties thereof, if any, and (ii) any and all rents prepaid as of the Effective Date, held by Assignor in connection with the Lease (the "Rent").

2. On or after the Assignee's Assumption Date (defined below), Assignee hereby assumes and shall be liable for any and all liabilities, claims, obligations, losses and expenses, including reasonable attorneys' fees arising in connection with the Lease which are actually incurred, and which arise by virtue of acts or omissions occurring thereunder, or as a result of Assignee's failure to fulfill the landlord's duties and obligations accruing under the Lease on or after the date of the Tenant Acceptance Notice setting forth the Rent Commencement Date (as such terms are defined in the Lease) ("Assignee's Assumption Date"). Assignor shall indemnify and hold Assignee harmless from any and all liabilities, claims, obligations, losses and expenses, including reasonable attorneys' fees arising in connection with the Lease which are actually incurred, and which arise by virtue of acts or omissions occurring thereunder, or as a result of Assignor's failure to fulfill the landlord's duties and obligations accruing under the Lease prior to the Assignee's Assumption Date.

Notwithstanding the foregoing, with respect to Tenant claims regarding construction and warranty of the Improvements on the Leased Premises or construction defects therein, Assignor shall indemnify and hold Assignee harmless from any and all liabilities, claims, obligations, losses and expenses, including reasonable attorneys' fees arising in connection with the Lease which are actually incurred, and which arise by virtue of acts or omissions occurring thereunder, or as a result of Assignor's failure to fulfill the landlord's duties and obligations accruing under the Lease with respect to such construction matters or allegations of construction defect, for a period ending the later of 12 months from the Assignee's Assumption
Date (notwithstanding if the remedy of such matters shall take beyond the aforementioned date, which remedy the undersigned agrees to undertake until completion). In any event, Assignor's liability to Assignee hereunder for defects or installations resulting from deliberate or other deviations from the Tenant approved plans and specifications shall not be less than the legal limit of liability under the law of the jurisdiction where the Leased Premises are located.

Except as otherwise set forth above, Assignee shall indemnify and hold Assignor harmless from any and all liabilities, claims, obligations, loss and expenses, including reasonable attorneys fees, arising in connection with the Lease which are actually incurred, and which arise by virtue of acts or omissions occurring thereunder, or as a result of Assignee's failure to fulfill the landlord's duties and obligations accruing under the Lease on or after the Assignee's Assumption Date. Assignee shall be entitled to receive all income arising from the Lease from and after said Effective Date hereof. Assignor shall be entitled to receive all income accruing from the Lease prior to the Effective Date hereof.

3. Assignor shall direct the tenant and any successor tenant under the Lease to pay to Assignee the Rent and all other monetary obligations due or to become due under the Lease for the period beginning on the Effective Date.

4. This Assignment shall be governed by and construed in accordance with the laws of the state in which the Property is located.

5. All rights and obligations of Assignee and Assignor hereunder shall be binding upon and inure to the benefit of Assignor, Assignee and the heirs, successors and assigns of each such party.

6. This Assignment may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Assignment may be detached from any counterpart of this Assignment without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.



7. Whenever the context so requires in this Assignment, all words used in the singular shall be construed to have been used in the plural (and vice versa), each gender shall be construed to include any other genders, and the word "person" shall be construed to include a natural person, a corporation, a firm, a partnership, a joint venture, a trust, an estate or any other entity.

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption of Lease as of the day and year first above written.

             ASSIGNOR:

                   Brad and Dad LLC, an Iowa limited liability company

                   By: /s/ BRAD BRODY



                            ACKNOWLEMENT


STATE OF IOWA	)
                )SS.
COUNTY OF Polk 	)


   BEFORE ME, the undersigned Notary Public, duly commissioned and qualified within and for the State and County aforesaid,

   Personally came and appeared, Brad Brody that he is the Managing Member of Brad and Dad LLC, and that in such capacity and on behalf of and in the name of such li1nit d liability company, on November 20th 2008, he signed and executed the above and foregoing instrument, and said appearer acknowledged said instrument to be his free act and deed, for the purposes and considerations therein expressed.

   IN WITNESS WHEREOF, this instrument is executed in the presence of the undersigned witnesses and me, a Notary Public, on this 20th day of November, 2008.


                                         /s/REBECCA J HENDERSON
                                         Notary Public


                                            [notary stamp]


    ASSIGNEE:



        AEI INCOME & GROWTH FUND XXI LIMITED PARTNERSHIP, a Minnesota limited partnership


        By: AEIFund Management XXI, Inc., its corporate general partner


        By: /s/ ROBERT P JOHNSON              Dated: November 21, 2008
           Robert P Johnson, President


        AEI INCOME & GROWTH FUND 27 LLC

        By: AEI Fund Management XXI, Inc., its managing member

        By: /s/ ROBERT P JOHNSON              Dated: November 21, 2008
           Robert P Johnson, President



                                ACKNOWLEDGEMENT

STATE OF MINNESOTA )
                   )SS.
COUNTY OF RAMSEY   )


     BEFORE ME, the undersigned Notary Public, duly commissioned and qualified within and for the State and County aforesaid, Personally came and appeared, Robert P. Johnson, that he is the President of AEI Fund Management XXI, Inc., managing member of AEI Income & Growth Fund 27 LLC, and that as such officer and on behalf of and in the name of such corporation, on November 21 , 2008, he signed and executed the above and foregoing instrument, and said appearer acknowledged said instrument to be the free act and deed of said corporation, for the purposes and considerations therein expressed.

     IN WITNESS WHEREOF, this instrument is executed in the presence of the undersigned witnesses and me, a Notary Public, on this 21st day of November, 2008.


                                         /s/ JOSANN MARIE JOHNSON
                                             Notary Public


                                              [notary stamp]

STATE OF MINNESOTA )
                   )SS.
COUNTY OF RAMSEY   )

      BEFORE ME, the undersigned Notary Public, duly commissioned and qualified within and for the State and County aforesaid,


      Personally came and appeared, Robert P. Johnson, that he is the President of AEI Fund Management XXI, Inc., corporate general partner of
AEI Income & Growth Fund XXI Limited Partnership, and that as such officer and on behalf of and in the name of such corporation, on November 21, 2008, he signed and executed the above and foregoing instrument, and said appearer acknowledged said instrument to be the free act and deed of said corporation, for the purposes and considerations therein expressed.

      IN WITNESS WHEREOF, this instrument is executed in the presence of the undersigned witnesses and me, a Notary Public, on this 21st day of November, 2008.


                                         /s/ JOSANN MARIE JOHNSON
                                             Notary Public

                                       [notary stamp]


                 EXHIBIT A TO ASSIGNMENT AND ASSUMPTION OF LEASE

                              DESCRIPTION OF PROPERTY

Lot 3-A, Mall Drive Subdivision, City of Rapid City, Pennington County, South Dakota








                                     LEASE

                                    BETWEEN



                                BRAD AND DAD, LLC,
                         AN IOWA LIMITED LIABILITY COMPANY,




                                  AS LANDLORD



                                      AND



                                  TRACTOR SUPPLY
                           COMPANY, A DELAWARE CORPORATION,




                                    AS TENANT



                           DATED AS OF SEPTEMBER   , 2008










Brody Form FS-NC 10.15.2006                               Rapid City,SD
Revised 9.7.07                                                      v.2





                        TABLE OF CONTENTS
                                                             PAGE

1.   DEMISED PREMISES                                           1
2.   CONSTRUCTION OF IMPROVEMENTS BY LANDLORD                   1
3.   CONSTRUCTION PLANS                                         1
4.   PROGRESS REPORTS                                           2
5.   TIME FOR COMMENCEMENT AND COMPLETION                       3
6.   LIQUIDATED DAMAGES                                         3
7.   IMPROVEMENTS SUBSTITUTIONS                                 3
8.   ZONING AND PERMITS                                         3
9.   CONSTRUCTION INDEMNIFICATION                               4
10.  INSPECTION OF WORK                                         4
11.  TENANT'S STORAGE OF MATERIALS OR INSTALLATION OF EQUIPMENT 4
12.  CHANGES IN THE WORK                                        4
13.  WORKMANSHIP OF IMPROVEMENTS/ WARRANT(                      5
14.  PERMITS, CERTIFICATES AND APPROVALS                        5
15.  ACCEPTANCE                                                 5
16.  TERM AND RENT                                              6
17.  EXCLUSIVE USE COVENANT                                     7
18.  LANDLORD'S REPAIRS AND MAINTENANCE                         8
19.  TENANT'S REPAIRS AND MAINTENANCE                           8
20.  INSURANCE                                                  9
21.  WAIVER OF CLAIMS                                          10
22.  INDEMNIFICATION                                           10
23.  ENTRANCES                                                 11
24.  UTILITIES                                                 11
25.  TAXES AND ASSESSMENTS                                     11
26.  PERMITTED CONTESTS                                        11
27.  ASSIGNMENT AND SUBLETTING                                 12
28.  SIGNS                                                     12
29.  CONDITION OF PREMISES; COMPLIANCE WITH LAWS               12
30.  ENVIRONMENTAL CONDITIONS.                                 13
31.  SATELLITE SYSTEM                                          14
32.  DAMAGE TO DEMISED PREMISES                                14
33.  ALTERATIONS                                               15
34.  MECHANICS LIENS                                           15
35.  CONDEMNATION                                              15
36.  TENANT'S DEFAULT                                          15
37.  LANDLORD'S DEFAULT                                        15
38.  USE AND QUIET POSSESSION                                  16
39.  TENANT'S BUSINESS OPERATION                               16
40.  RIGHT OF FIRST REFUSAL                                    16
41.  SURRENDER OF DEMISED PREMISES                             17
42.  RIGHT TO AUDIT                                            17
43.  LANDLORD'S CONSENTS AND APPROVALS                         17
44.  ATTORNEYS' FEES                                           17
45.  MEMORANDUM OF LEASE                                       17
46.  NO WAIVER                                                 18
47.  TRUE LEASE                                                18
48.  PUBLIC RELEASES                                           18
49.  CONFIDENTIALITY                                           18
50.  INCENTIVES                                                18






51.  HOLD OVER                                                 18
52.  NOTICES                                                   19
53.  CONDITION OF TITLE; ENCUMBRANCES                          19
54.  LANDLORD'S PAYMENT OBLIGATIONS                            20
55.  ESTOPPEL CERTIFICATES                                     20
56.  SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT             20
57.  TENANT PROPERTY                                           20
58.  INVALIDITY OF CERTAIN PROVISIONS                          20
59.  FORCE MAJEURE                                             20
60.  GOVERNING LAW; SUBMISSION TO VENUE AND JURISDICTION       20
61.  ENTIRE AGREEMENT                                          21
62.  BINDING EFFECT                                            21
63.  TIME IS OF THE ESSENCE                                    21
64.  LEASE INTERPRETATION                                      21
65.  COMPUTATION OF DAYS                                       21
66.  PROTECTIVE COVENANTS                                      21







                        INDEX OF DEFINED TERMS               PAGE

Acceptance Date                                                 6
Acquisition Notice                                             16
Actual Cost                                                     5
Assessment                                                     13
Building                                                        1
Closeout Binder                                                 5
Complete                                                        3
Completion Date                                                 3
Condemnation Proceedings                                       15
Construction Commencement Date                                  3
Demised Premises                                                1
Effective Date                                                  1
Environmental Condition                                        14
Environmental Laws                                             14
Extension Term                                                  6
Fenced Outdoor Display Area                                     1
Final Plat                                                     19
Fixed Completion Date                                           3
GAAP                                                           10
Governmental Approved Plans                                     2
Hazardous Materials                                            14
Hazardous Substances                                           14
Improvements                                                    1
Initial Term                                                    6
Land                                                            1
Landlord                                                        1
Landlord indemnitees                                           10
Landlord's Obligations                                         20
Landlord's Proposed Plans                                       1
Laws                                                           12
Lease Year                                                      6
Liquidated Damages                                              3
Offer                                                          16
Permanent Sidewalk Display Area                                 1
Permanent Trailer And Equipment Display Area                    1
Permitted Encumbrances                                         19
Preliminary Plans                                               1
Prohibited Uses                                                16
Rent Commencement Date                                          6
Restricted Products                                             7
Restricted Property                                             7
Right of First Refusal                                         16
Satellite Equipment                                            14
SNDA                                                           19
Taxes                                                          11
Tenant                                                          1
Tenant Acceptance Notice                                        6
Tenant Environmental indemnification Items                     14
Tenant Final Approved Plans                                     2
Tenant Indemnitees                                              4
Tenant Initial Approved Plans                                   1
Tenant Property                                                20
Tenant's Standard Signs                                        12
Term, ..                                                        6
Title Report                                                   19




               DOCUMENTS INCORPORATED BY REFERENCE




                                                             PAGE

Preliminary Plans                                               1

Tenant Final Approved Plans                                     2


                            EXHIBITS
Exhibit "A"         Legal Description of the Demised Premises
Exhibit "B"         Preliminary Site Plan
Exhibit "C"         ALTA Survey
Exhibit "D"         Construction Warranty
Exhibit "E"         Tenant's Standard Signs
Exhibit "F"         Permitted Encumbrances
Exhibit "G"         Subordination, Non-Disturbance and Attornment Agreement



                            SCHEDULES

Schedule I          Tenant Initial Approved Plans Certificate
Schedule II         Tenant Final Approved Plans Certificate



                                 LEASE

         THIS LEASE is entered into as of September 11th 2008 (the "Effective Date"), by and between Brad and Dad, LLC, an Iowa limited liability company, 2501 Westown Parkway, Suite 1203, West Des Moines, Iowa 50266, as landlord ("Landlord"), and Tractor
Supply   Company,  a  Delaware  corporation,  200  Powell  Place,
Brentwood, Tennessee 37027, as tenant ("Tenant").

     1. DEMISED PREMISES. Landlord represents and warrants that it owns or shall own by the Construction Commencement Date lawful fee simple title to those certain premises located in the City of Rapid City, County of Pennington, State of South Dakota, and more particularly described in the legal description attached hereto and made a part hereof as Exhibit "A" (the "Land"), and as shown on the ALTA survey prepared on behalf of Landlord by Arleth & Associates and dated September 8, 2008 which is attached hereto and made a part hereof as Exhibit "C". In the event Landlord does not acquire lawful fee simple title to the Land by the Construction Commencement Date and provide Tenant with a copy of Landlord's recorded deed for the Land, Tenant shall have the right, within sixty (60) days thereafter to terminate this Lease without liability or obligation to Landlord. Landlord hereby leases the Land and Improvements to be constructed on the Land for Tenant (collectively, the "Demised Premises"), to Tenant on the following terms and conditions.

     2. CONSTRUCTION OF IMPROVEMENTS BY LANDLORD. Landlord covenants that it shall furnish and complete, at its sole cost and expense, all of the materials, labor, equipment, tools and supervision, and shall do everything necessary to complete the work as shown on the Tenant Final Approved Plans, which work shall include construction of a building of approximately 19,097 square feet
(the "Building"), curb cuts, paved parking, ingress and egress drive lanes, loading docks, delivery areas, a fenced outdoor display area of approximately 20,000 square feet (the "Fenced
Outdoor Display Area"), sidewalks, "Permanent Sidewalk Display Area", "Permanent Trailer And Equipment Display Area", utilities, and make all other improvements to be located and as shown on the Preliminary Site Plan attached hereto and made a part hereof as Exhibit "B", subject to approval by Tenant ("Improvements"). By the Acceptance Date, all of the Improvements shall have been completed in accordance with Tenant Final Approved Plans and be in good working order and functioning as intended. Landlord agrees to install Tenant-provided items shown on the Tenant Final Approved Plans without additional cost to Tenant.

     3. CONSTRUCTION PLANS. A. Tenant Initial Approved Plans. Tenant has provided Landlord with Tenant's Prototype G plans, drawings and specifications, dated Q4-2007 and prepared by Oxford Architecture (collectively, the "Preliminary Plans"). Landlord acknowledges and confirms receipt of the Preliminary Plans. The Preliminary Plans are incorporated herein by reference as though set out in full. Within thirty (30) days hereof, Landlord shall furnish Tenant or Tenant's designee, at Landlord's sole cost and expense, a revised site plan, including topographical data for the site, a preliminary landscaping plan, and a complete set of design drawings and specifications, which conform Tenant's
Preliminary Plans for the Improvements to the Demised Premises ("Landlord's Proposed Plans").

         Tenant shall have thirty (30) days from receipt of the Landlord's Proposed Plans to approve or disapprove such plans in writing. Tenant's approval may include modifications to the Landlord's Proposed Plans. Tenant's approval of Landlord's Proposed Plans means only that the Landlord's Proposed Plans meet the requirements of Tenant, and do not indicate, and should not be construed by Landlord as indicating, required governmental approvals or legal compliance, which are at the cost and obligation of Landlord. The plans (including, but not limited to, the preliminary landscaping plan) as initially approved by Tenant, if at all, shall be referred to as the "Tenant Initial Approved Plans". Upon Tenant's approval of Tenant Initial Approved Plans, Tenant shall complete and execute Schedule I, attached hereto, which shall identify the Tenant Initial Approved Plans with specificity.

         If Tenant disapproves Landlord's Proposed Plans, Tenant shall notify Landlord in writing the reasons for Tenant's disapproval. Landlord, at its sole cost and expense, and within thirty (30) days from receipt of Tenant's disapproval of such plans, shall revise the Landlord's Proposed Plans to satisfy Tenant's objections, in which case the revised plans shall be the Tenant Initial Approved Plans. In the event plans cannot be prepared which meet Tenant's requirements (including, but not limited to, landscaping plans), Landlord shall notify Tenant in writing and Tenant shall have thirty (30) days from the receipt of Landlord's notice to either modify its requirements or terminate this Lease, in which case neither party shall have further liability or obligation to the other.

          Landlord  shall  bear  the  cost  of  any  changes   to
Landlord's  Proposed  Plans required  by  Tenant  and  caused  by
Landlord's deviation from the Preliminary Plans, by compliance with applicable law or required by a governmental agency. Tenant shall bear the cost of any changes to Landlord's Proposed Plans required by Tenant and caused by a change in Tenant's requirements, as set forth in the Lease or in Tenant's Preliminary Plans. All change orders shall be processed as set out in Section 12 of this Lease.

          Tenant's failure to approve or disapprove Landlord's Proposed Plans within thirty (30) days of receipt shall not mean that Tenant approves or disapproves such plans, and Landlord agrees not to construe Tenant's failure to approve in such fashion. Tenant's period of time to approve or disapprove Landlord's plans shall be reasonably extended upon request by Tenant.

          B. GOVERNMENTAL APPROVED PLANS. Landlord shall present
the   Tenant  Initial  Approved  Plans,  for  approval,  to  all governmental agencies having jurisdiction over the Improvements and whose approval is required. The plans (including, but not limited to,the landscaping plans) as approved and stamped by such governmental agencies shall be referred to as the "GOVERNMENTAL APPROVED PLANS". Landlord agrees to indemnify and hold Tenant harmless from and against any and all claims, expenses (including, but not limited to, attorneys' fees), costs, liabilities, causes of action or judgments which may arise or come about by Landlord's failure to obtain any governmental approvals for the Governmental Approved Plans that were required.

          C. TENANT FINAL APPROVED PLANS. Landlord shall promptly deliver to Tenant the Governmental Approved Plans accompanied by evidence of Government's approval. If the Tenant Initial Approved Plans were approved by all required governmental agencies Without Change Or Revision (so that the Tenant Initial Approved Plans and the Governmental Approved Plans are the same), Tenant shall accept the plans as the "TENANT FINAL APPROVED PLANS". In such case, Tenant shall give Landlord written notice of its acceptance of the Governmental Approved Plans within thirty (30) days of receipt of the Governmental Approved Plans from Landlord. If any change or revision was made between the Tenant Initial Approved Plans and the Governmental Approved Plans, Tenant shall have thirty (30) days in which to notify Landlord, in writing, that it: (i) accepts the Governmental Approved Plans as presented in which case this Lease shall continue, and the Governmental Approved Plans shall be deemed the Tenant Final Approved Plans; or, (ii) reject the Governmental Approved Plans. If Tenant rejects the Governmental Approved Plans, Tenant shall identify the reasons for Tenant's rejection and Landlord shall, for a period not to exceed one hundred twenty (120) days from the date of Tenant's rejection notice, diligently pursue modifications to satisfy both the requirements of the governmental agencies and Tenant. If during such 120-day period, plans cannot be prepared which meet the requirements of Tenant and the governmental agencies, Landlord shall notify Tenant in writing and Tenant shall have thirty (30) days from the receipt of Landlord's notice to either modify its requirements or terminate this Lease, in which case neither party shall have further liability or obligation to the other. Upon Tenant's approval of Tenant Final Approved Plans, Tenant shall complete and execute, Schedule II, attached hereto, which shall identify the Tenant Final Approved Plans with specificity. The Tenant Final Approved Plans are incorporated herein by reference as though set out in full.


    4. PROGRESS REPORTS. Landlord shall provide Tenant a weekly progress report no later than noon Central Time each Monday during the construction period. The progress reports shall be delivered to Tenant electronically via e-mail, and shall be in form and substance acceptable to Tenant. The progress reports shall include digital photographs of the construction referenced in the report, and shall describe, among other things, construction for the week, a comparison for such construction to the construction schedule, and a complete explanation of any variances from the construction schedule.

    5. TIME FOR COMMENCEMENT AND COMPLETION. A. Commencement. Landlord's work on the Improvements shall commence no later than October 15, 2008, (the "Construction Commencement Date"). If Landlord has not commenced construction within thirty (30) days from the Construction Commencement Date and diligently proceeded with construction, Tenant may at any time within thirty (30) days thereafter and in its sole discretion, and as its sole remedy, terminate this Lease without liability or obligation to Landlord. Commencement of construction shall be deemed to have occurred when Landlord makes its first physical alteration to the site and continues from that point in time to pursue meaningful progress on the construction of the Improvements. Landlord shall be in default if Landlord commences construction without Tenant Final Approved Plans.

          B. COMPLETION. Landlord shall, no fewer than sixty-three (63) days prior to the Improvements being Complete (as such term is defined below), provide Tenant written notice establishing the completion date (the "Completion Date"). In no event, shall the Completion Date be later than May 31, 2009 (the "Fixed Completion Date"). Landlord's covenant to complete the Improvements by the Completion Date and in accordance with the Tenant Final Approved Plans includes a covenant to complete the Improvements in accordance with the "Time and Action Calendar' appearing on the cover page of Tenant Final Approved Plans, if Landlord fails to Complete the Improvements by the Completion Date, Tenant shall be entitled to Liquidated Damages as its sole remedy pursuant to Section 6, below. In the event Landlord fails to complete the Improvements by the Fixed Completion Date, Tenant shall have the right, in its sole discretion, to terminate this Lease in which event Tenant shall have no further obligation to Landlord under this Lease, and, if Tenant so elects to terminate the Lease, such Lease termination will be Tenant's sole remedy and Tenant shall not be entitled to Liquidated Damages. The Improvements shall be deemed complete when the Tenant can occupy the Demised Premises and utilize the Improvements for Tenant's intended use, subject only to the completion of minor punch-list items which can be corrected or completed without interference with the Tenant's use or occupancy of the Demised Premises or the Improvements (as determined by Tenant) and all approvals and authorizations necessary for the Tenant to occupy and use the Demised Premises and Improvements, including but not limited to a temporary or final certificate of occupancy or the equivalent thereof, have been issued by all applicable governmental authorities ("Complete").


    6. LIQUIDATED DAMAGES. Time is of the essence in completing the Improvements as Tenant will rely on the Completion Date, in expending funds and scheduling the opening of its business and will suffer financial loss if the Improvements are not completed by the Completion Date, Landlord (and its sureties), shall be liable for and shall pay to Tenant an amount equal to two times the pro rata daily rental rate for the Initial Term as fixed, agreed, reasonable and liquidated damages, and not as a penalty, for each day of delay beginning the next day following the Completion Date (the "Liquidated Damages"). Landlord and Tenant stipulate and agree that the amount of the Liquidated Damages represents Landlord's and Tenant's reasonable best estimate of the actual damages to be incurred by Tenant as a result of any delay in the completion of the Improvements after the Completion Date, the actual damages incurred by Tenant as a result of any such delay being difficult, if not impossible, to accurately calculate. Landlord shall pay the Liquidated Damages to Tenant within seven (7) days from the date of Tenant's demand therefore. In the event Landlord does not make payment as set out above, Landlord expressly authorizes Tenant to offset against rent payments the amount of the Liquidated Damages until accounted for in full.

    7. IMPROVEMENTS SUBSTITUTIONS. Any substitutions or variations from the Tenant Final Approved Plans must be approved in writing by Tenant. Requests for approval of any substitute must be submitted in writing to Tenant together with all necessary
supporting  data,  promptly  and  prior  to  installation  of   a
substitute  material.  Tenant shall be  the  sole  judge  of  the
suitability,   acceptability  and  equality  of  the   substitute
material and may accept or reject the same.

    8. ZONING AND PERMITS. Landlord shall (i) secure and pay for zoning changes required for Tenant's use of the Demised Premises and shall furnish to Tenant, without demand, within thirty (30) days of the Effective Date a zoning letter, issued by the governmental agency having jurisdiction over zoning matters, stating the zone designation of the Demised Premises as shown on the Site Plan, and that such designation is the correct designation for Tenant's use of the Demised Premises; (ii) secure and pay for all permits required for construction of the Improvements and Tenant's use of the Demised Premises, except Tenant's sign permit, as set out in Section 28 of this Lease; (iii) secure and pay for all certificates of inspection and of occupancy which shall be delivered to Tenant no later than the Completion Date; and (iv)
pay   for  all  fees  in  connection  with  construction  of  the
Improvements. Landlord shall post all bonds, secure and pay for all permits, and pay all fees for work on or in connection with public property. In the event Landlord does not provide Tenant with the required zoning letter within the time period provided herein, Tenant shall have the right to terminate this Lease
within   thirty  (30)  days  thereafter  without  obligation   or
liability to Landlord.

          Landlord represents and warrants to Tenant that upon Acceptance Date, Tenant shall have the lawful right to use the Demised Premises for Tenant's intended purpose as a Tractor Supply retail facility, including, but not limited to, the Fenced Outdoor Display Area, loading docks, Permanent Sidewalk Display Areas, and Permanent Trailer and Equipment Display Areas as shown on the Tenant Final Approved Plans.

     9. CONSTRUCTION INDEMNIFICATION. In addition to Landlord's indemnification in Subsection 22 B, Landlord shall protect, indemnify and save harmless Tenant, its affiliates, and each of their respective officers, directors, partners, employees, representatives, agents, and assignees (individually and collectively, the "Tenant Indemnitees") from and against any and all claims, demands, actions, causes of action, suits, judgments, liability, expenses (including attorneys' fees, experts' fees, court costs, and other proceeding costs), and damages arising or growing out of any act, failure to act, or omission on the part of Landlord or those acting on behalf of Landlord in any manner arising out of or connected with the construction of the Improvements during the period of construction.

          Landlord's indemnification of the Tenant Indemnitees is one of first defense and payment, not of reimbursement or surety.
Landlord's indemnification of the Tenant Indemnitees shall in no way be limited by or to Landlord's insurance.

     10. INSPECTION OF WORK. Tenant shall at all times have access to and the right to inspect construction of the Improvements and the elements thereof, wherever and by whomever same take place. Landlord shall engage a reputable third party testing company to perform construction material testing of concrete, soil, soil compaction, steel and pavement constituting a part of the Improvements. Landlord shall prepare, or cause to be prepared, written summaries of results in connection with all such testing and shall distribute such summaries to Tenant and Landlord's general contractor.

     11. TENANT'S STORAGE OF MATERIALS OR INSTALLATION OF EQUIPMENT. Tenant shall have the right, at its own risk, to store materials or install fixtures or equipment in any or all Improvement buildings before acceptance of the Improvements without implying thereby any acceptance of the Improvements. Landlord agrees to use commercially reasonable efforts to avoid damage to Tenant's property.

     12. CHANGES IN THE WORK. Tenant may, at any time before the Completion Date, order additions to, deletions from, or alterations in the Improvements. All terms and conditions of the Tenant Final Approved Plans shall become a part of each change order, and each change order shall be incorporated by reference into the Tenant Final Approved Plans as though set out in full.

          Before any change is made or work done, Tenant or its agent shall specify the change in detail and in writing. Promptly after receipt of the specifications, the Landlord shall submit to Tenant a detailed change order showing the cost of the proposed change in the work, or the credit to be allowed and the extension of time, if any, necessary for the change. The Tenant shall promptly notify the Landlord whether the change order is acceptable and, if it is, Tenant shall, in writing, authorize the change to be made or work to be done. Only change orders approved by Tenant in writing shall be binding on Tenant and become part of this Lease.

          The cost or savings of change orders shall be equal to the Actual Cost (as such term is defined below) to the Landlord of the work added or deleted, as applicable. As used herein, "Actual Cost" shall mean the cost of direct labor, materials, equipment, and supervision. Within thirty (30) days of the Completion Date, Landlord shall deliver to Tenant a detailed accounting of all change orders showing the Actual Cost of each change order. If the change orders cumulatively resulted in net additional costs for the Improvements, Landlord shall include an invoice and supporting documentation therefore, and Tenant shall pay such invoice within thirty (30) days of receipt. If the change orders cumulatively resulted in a net cost savings for the Improvements, Landlord's payment therefore shall accompany the accounting.

     13. WORKMANSHIP OF IMPROVEMENTS/ WARRANTY. All materials and equipment items shall be new and of the quality specified in the
Tenant   Final   Approved  Plans.  The  Improvements   shall   be
constructed in a good and workmanlike manner and shall comply in all respects with the Tenant Final Approved Plans, all lawful requirements applicable to the Demised Premises and the Permitted Encumbrances.

          Landlord shall furnish to Tenant, without demand, no later than sixty (60) days after the Completion Date: a list of all subcontractors used by the general contractor and their contact information; final unconditional lien waivers from the general contractor and all subcontractors, sub-subcontractors and materialmen; and, a written warranty from Landlord's general contractor for the benefit of Tenant of all work done to construct the Improvements for a period of one (1) year commencing on the Acceptance Date or as otherwise provided for longer periods of time. The warranty shall be in the form of Exhibit "D", attached hereto and made a part hereof. The Landlord shall also furnish to Tenant no later than sixty (60) days after the Completion Date two (2) bound sets ("Closeout Binder") of all manufacturers' warranties, manuals, instruction books, and contract information for all equipment, appliances, and fixtures specified or required and installed as a part of this project, and assign to Tenant all warranties for equipment, appliances and fixtures for which Tenant is responsible as provided in Section 19 of this Lease. Landlord shall cause its contract with its general contractor to contain a provision that specifically grants Tenant the right, in addition to Landlord, to enforce the obligations of the general contractor under its contract with Landlord.


          Landlord covenants that the manufacturer's warranty for the roof, including materials and labor, shall be for a period of at least fifteen (15) years from the Acceptance Date. Landlord further covenants that the manufacturer's warranty for the HVAC compressors and heat exchangers shall be for a period of at least five (5) years from the Acceptance Date.

          Landlord shall remedy, at its sole cost and expense, any defects due to faulty materials or workmanship and pay for any damage to other work resulting from such defects and/or the remedying thereof, which shall appear within the warranty period. Neither the foregoing nor any other provision in this Lease, nor the time limit of any warranty, shall limit the Landlord's liability for defects or installations resulting from deliberate or other deviations from the plans and specifications to less than the legal limit of liability under the law of the jurisdiction where the Demised Premises are located. Tenant shall give Landlord notice of observed defects with reasonable promptness. Should the Landlord fail to replace or remedy the defective work within thirty (30) days following notice from Tenant, Tenant shall have the right to make such corrections and Landlord expressly authorizes Tenant to offset the cost thereof against future rent payments.

     14. PERMITS, CERTIFICATES AND APPROVALS. Landlord shall obtain, at its sole cost and expense, and deliver to Tenant by the Completion Date a temporary certificate of occupancy or its equivalent and all other permits or approvals required by law for the occupancy of the Demised Premises.

     15. ACCEPTANCE. Tenant shall have accepted the Demised Premises upon (i) Tenant's exclusive possession of the Demised Premises, and (ii) Improvements by Landlord being Complete (excluding punch list items), which shall be determined by Tenant in Tenant's reasonable discretion; provided, however, should the Completion Date fall between September 15 and December 31, Tenant shall not be obligated to accept the Demised Premises until the succeeding January 1 (the "Acceptance Date"). Tenant shall provide Landlord with written notice ("Tenant Acceptance Notice"), confirming the Acceptance Date, which shall be given within ten (10) business days of Tenant's exclusive possession of the Demised Premises. The rent provided in this Lease shall commence on that date which is thirty-nine (39) days from the Acceptance Date as confirmed in the Tenant Acceptance Notice (the "Rent Commencement Date").

         The Tenant Acceptance Notice shall confirm: (i) the Acceptance Date; (ii) the Rent Commencement Date; (iii) Liquidated Damages due from Landlord, if any; (iv) anticipated offsets against rent payments claimed by Tenant, if any; and (v) whether Tenant will self-insure pursuant to Subsection 20 B.
Tenant, by delivering the Tenant Acceptance Notice, does not represent and warrant that the Improvements have been completed in accordance with the Tenant Final Approved Plans and Tenant expressly reserves its right to make demands of or claims against Landlord for repairs and/or replacements as provided in this Lease.

     16.  TERM AND RENT.

         A. Term. The initial term of this Lease shall be for a period of fifteen (15) Lease Years commencing on the Rent Commencement Date(the "Initial Term") unless sooner terminated as provided or permitted herein. Provided Tenant shall not be in default hereunder, Tenant shall be entitled to extend the term of this Lease for four (4) successive periods of five (5) Lease Years each (each an "Extension Term"), upon the same terms and conditions as herein set forth, except as to number of renewals and rent. The Initial Term together with any Extension Term, properly noticed, shall be referred to as the "Term". Tenant may only extend this Lease by giving Landlord written notice as provided herein not less than ninety (90) days prior to the expiration of the Initial Term, or of any Extension Term, as applicable. In the event Tenant does not give notice exercising its right to extend this Lease, Tenant waives its right to all subsequent Extension Terms.


         B. Rent. The rental during the Term shall be as set out below. For purposes of this Section, the term "Lease Year" shall mean each 12-month period of the Term commencing on the Rent Commencement Date and every anniversary thereof, provided that if the Rent Commencement Date is on a date other than the first (11 day of the month, the first Lease Year shall be extended by the number of clays from the Rent Commencement Date until the first
(1st) day of the next succeeding month.


           PERIOD               MONTHLY RENT         ANNUAL RENT

   Lease Years 1 through 5       $18,750.00          $225,000.00

   Lease Years 6 through 10      $19,687.50          $236,250.00

   Lease Years 11 through 15     $20,671.92          $248,063.00

   Lease Years 16 through 20     $21,705.50          $260,466.00
    (First Extension Term)

   Lease Years 21 through 25     $22,790.75          $273,489.00
    (Second Extension Term)

   Lease Years 26 through 30     $23,930.25          $287,163.00
    (Third Extension Term)

   Lease Years 31 through 35     $25,126.83          $301,522.00
    (Fourth Extension Term)


          Commencing on the Rent Commencement Date, Tenant shall pay its rent monthly in advance on or before the first day of each month without offset or demand, except as otherwise provided herein. All rent provided for in this Lease shall be pro rated for any partial month at the beginning or end of the Term. Tenant's pro rata rent obligation shall be in the ratio of the number of days in the partial month for which Tenant has a rent obligation divided by the number of days in the month and multiplied by the applicable monthly rent as set out above.

          C. Rent Payment. Tenant shall make rent checks payable to Brad and Dad, LLC, Tax ID # 26-0299829, and mail them to the following address: 2501 Westown Parkway, Suite 1203, West Des Moines, IA 50266, or such other location as may be designated by Landlord in writing from time to time in accordance with Section 52 of this Lease. Tenant shall not be obligated to make payment to any person or entity not identified in this Subsection C with out written instruction of Landlord and the party identified in this Subsection C, if different than Landlord.

          D. Electronic Fund Transfer. In the event that Landlord's financial institution accepts the electronic transfer of funds, Tenant may make payments of rent and any other sums which may come due hereunder by electronic fund transfer. Landlord shall complete all applications and do all other things as may be reasonably required to authorize such electronic fund transfers.

     17. EXCLUSIVE USE COVENANT. Landlord covenants and agrees not to sell, lease, rent, occupy or allow to be occupied, or otherwise transfer or convey all or any portion of the Restricted Property, as such term is defined below, for the purpose of selling or offering for sale those items which support a farm/ranch/rural/do-it-yourself lifestyle including: (a) tractor and equipment repair and maintenance supplies; (b) farm fencing;
(c) livestock gates; (d) livestock feeding systems; (e) animal feed and health/maintenance products for pets or livestock (including but not limited to: dog, cat, bird, horse, cattle, goat, pig, fowl, rabbits, equine and livestock); (f) western wear and boots; (g) outdoor work wear (similar to and specifically including Carhartt products) and boots; (h) horse and rider tack and equipment; (i) bird feed, housing and related products; (j) lawn and garden equipment (including but not limited to, push/riding mowers, mow-n-vacs, garden carts, snow blowers, chippers and shredders, wheel barrows, and log splitters); (k) hardware; (I) power tools; (m) welders and welding supplies; (n) open and closed trailers; (o) 3-point equipment; and, (p) truck and trailer accessories (including truck tool boxes, and trailer hitches and connections) (the "Restricted Products"). Nothing contained in this Lease shall prevent any tenant on the
Restricted Property from selling Restricted Products as an incidental part of its other and principal business so long as the total number of square feet devoted by such tenant to the display for sale of Restricted Products does not exceed five percent (5%) of the total number of square feet of space used for merchandise display by such tenant (including one-half (1/2) of the aisle space adjacent to any display area). Further, this covenant shall not apply to any business operated by Tenant, or any affiliate of Tenant. "Restricted Property" shall mean any property within ten (10) miles of the Demised Premises that is owned, controlled or developed by Landlord (or any entity in which Landlord, or an equity holder of Landlord, holds an equity or management interest) for commercial purposes.


          Landlord acknowledges that in the event of any breach of this Section 17, remedies at law would be inadequate. Therefore, and in that event, Tenant shall be entitled to (i) continue this Lease on the same terms and conditions that existed immediately before the violation, except that Tenant's rent shall be reduced by one-half (1/2) from the commencement of the violation until such violation has ceased, and Landlord expressly authorizes such rent reduction without further action by the parties; (ii) cancel this Lease without further obligation or liability to Landlord; (iii) relief by injunction; and (iv) remedies at law, or otherwise, as Tenant may elect in its sole discretion. Tenant's rights and remedies set forth in this
Section 17 may be exercised in any order and in any combination whatsoever. No right or remedy herein conferred upon or reserved to Tenant is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity.

       18. LANDLORD'S REPAIRS AND MAINTENANCE. Commencing on the Acceptance Date and during the Term, Landlord shall maintain the Improvements, at its sole cost and expense, in good condition and shall perform all necessary maintenance, repair, and replacement:

  (a) to the structure and exterior of the Building, to the extent not the responsibility of Tenant under Section 19, including but not limited to:

       (i) the roof, drains, gutters and downspouts such that the Building remains weather-tight and storm water is directed away from the foundation;

       (ii) the foundation, sub-floors, walls;

  (b) to all outdoor elements of the Demised Premises, to the extent not the responsibility of Tenant under Section 19, including, but not limited to:

       (I) the integrity of the structure and surface of all paved areas including sealing and striping (except for the Fenced Outdoor Display Area) such that there are no pot holes or other conditions that may compromise its utility and safety;

       (ii) the base of the Tenant's free standing pylon and/or monument sign(s) and the electrical lines servicing same;

       (iii) all exterior utility lines and pipes to the point of entry to the Building;

       (iv.) all other structural portions of the Demised
             Premises;

  (c) required under Landlord's one-year warranty obligation under this Lease;

 (d) covered, or required to be covered, by Landlord's insurance obligations under this Lease; and,

  (e) necessitated   due  to  the  negligence  or   intentional
      misconduct of Landlord and/or its agents, including items which would be Tenant's responsibility under Section 19 but for such negligence or intentional misconduct, or due to Landlord's failure to observe or perform any of its covenants or obligations under this Lease.

          Landlord has the right and responsibility to enter the Demised Premises periodically, at any reasonable time during Tenant's normal business hours and upon reasonable advance notice to Tenant, to inspect the condition of the Demised Premises and to perform any maintenance, repairs or replacements required to be performed by Landlord hereunder. Any maintenance, repairs, or replacements by Landlord shall be performed so as to cause the least interference possible with Tenant's business operation. if Tenant shall become aware of any maintenance, repair or replacement that may be necessary and which is Landlord's obligation hereunder, Tenant shall notify Landlord in writing. Landlord shall complete any such maintenance, repair or replacement within fifteen days of the date of Tenant's notice to Landlord (or sooner in the event of an emergency); provided, however, if any required repair, restoration or replacement cannot be reasonably accomplished within such fifteen (15) day period, then Landlord shall commence same within such fifteen
(15) day period and diligently pursue same to completion, but in no event shall such completion extend beyond sixty (60) days from Tenant's notice.


       19. TENANT'S REPAIRS AND MAINTENANCE. Commencing on the Acceptance Date and during the Term, but subject to Landlord's one-year warranty, Tenant shall be responsible, at its sole cost and expense (except as may be caused by a casualty or event covered by insurance carried, or required to be carried, by Landlord under this Lease) to perform periodic maintenance and repair to a reasonable standard consistent with a typical Tractor Supply store, which shall include:

 (a)  repairing and replacing glass, windows and doors;

 (b)  maintaining the interior of the Building, excluding
      Landlord's obligations under Section 18;

 (c) replacing lamps and re-painting light poles in the parking lot and exterior of the Building;

 (d) clearing snow and ice from the parking lot, sidewalks and drive lanes;

 (e) landscape maintenance and repair (including irrigation systems, however, specifically excluding replacement of the irrigation system except for replacement of sprinkler heads damaged by Tenant's negligence);

 (f) maintaining and repairing (i) the pavement (including resurfacing, if necessary) and (ii) the fence in the Fenced
      Outdoor Display Area;

 (g) painting of the exterior of the Building, if required in Tenant's reasonable discretion;

 (h) maintaining, repairing and replacing the HVAC, electrical and plumbing equipment and systems in the Building, provided Tenant shall have no such obligation during the last three (3) years of the Term;

 (i) maintaining, repairing and replacing Tenant's building sign(s) and the pole, lamps, box and sign face(s) of Tenant's pylon sign; and,

 (j) repairs or replacements necessitated due to the negligence or intentional misconduct of Tenant and/or its agents, including items which would be Landlord's responsibility under Section 18 but for such negligence or intentional misconduct, or due to Tenant's failure to observe or perform any of its covenants or obligations under this Lease.

   20. INSURANCE. A, Landlord's Insurance

        (i) Commercial General Liability Insurance. Landlord shall carry and maintain, at its sole cost and expense, commercial general liability insurance on an occurrence form, including contractual liability, personal and bodily injury, and properly damage insurance, on the Demised Premises, with a combined single limit in an amount sufficient to protect Landlord and Tenant, but in no event will such insurance be in an amount less than a combined single limit of $2,000,000 per occurrence and an aggregate limit of $5,000,000. Tenant shall be named as an additional insured under Landlord's insurance subject to the provisions of this Lease. Landlord shall provide Tenant with a certificate of insurance evidencing such coverage prior to the Construction Commencement Date and as a condition precedent to Tenant's obligation to commence rent payments, and thereafter, no less than thirty (30) days prior to each policy's expiration. Landlord's insurance shall contain a clause stating that there shall be no reduction, cancellation, or non-renewal of coverage without giving Tenant thirty (30) days prior written notice. Such insurance shall also be endorsed to provide that the insurance shall be primary to and not contributory to any similar insurance carried by Tenant and which relate to Landlord's negligence and/or obligations hereunder, and shall contain a severability of interest clause. All Landlord insurers shall have an A.M. Best rating of at least A- VIII.


        (ii) Property Insurance. Landlord shall carry at its sole cost and expense property insurance insuring the Building and Improvements, including any structural alterations (including any equipment installed by Tenant and affixed to the Building) made by Tenant pursuant to Section 33 for perils covered by the causes of loss - special form (all risk) including building ordinance coverage, and in addition, if applicable flood (for zones A and V only), and boiler and machinery coverage(s). Such insurance shall be written on a replacement cost basis with an agreed value equal to the full insurable replacement value of the foregoing. All such policies shall name Landlord and Tenant as  loss  payees,  as their interests may  appear.  Landlord
     shall   provide  Tenant  with  a  certificate  of  insurance
     evidencing such coverage prior to the Acceptance Date and as a condition precedent to Tenant's obligation to commence rent payments, and thereafter, no less than thirty (30) days prior to each policy's expiration.


     B. Tenant's Insurance. At all times Tenant occupies the Demised Premises, Tenant shall, at its sole cost and expense, and subject to the terms of this Lease, carry and maintain commercial general liability insurance, including contractual liability, personal and  bodily injury, and property damage insurance, on the Demised
Premises,  with  a  combined  single  limit  of  not  less   than
$2,000,000   per  occurrence  and  an  aggregate  of  $5,000,000.
Landlord  shall be named as an additional insured under  Tenant's
insurance,  subject  to  the  provisions  of  this  Lease.   Such
insurance shall also be endorsed to provide that the insurance shall be primary to and not contributory to any similar insurance carried by Landlord and which relate to Tenant's negligence and/or obligations hereunder, and shall contain a severability of interest clause. Upon seven (7) days prior written request from Landlord, Tenant shall provide Landlord with a certificate of insurance as evidence of such coverage. Tenant may provide the insurance herein required in any blanket policy or policies which it carries. All Tenant insurers shall have an A.M. Best rating of at  least  A-  VIII.  Provided Tenant  maintains  a  consolidated tangible  net  worth  of  at  least  $100,000,000  determined  in
accordance   with   generally  accepted   accounting   principles
("GAAP"), Tenant may self-insure its required insurance. Tenant shall name as an additional insured and provide proof of insurance to Landlord's mortgagee only upon receipt of written notice, provided in accordance with Section 52, of mortgagee's name and address.

     C. Mutual Waiver of Subrogation. Each party to the extent possible shall obtain, for each policy of property insurance, provisions permitting waiver of any claim against the other party for loss or damage within the scope of the insurance.

     21. WAIVER OF CLAIMS. A. Landlord's Waiver. Landlord and all parties claiming under Landlord waive, release and discharge Tenant from all rights of recovery, causes of action, claims and liabilities arising from or caused by or resulting from fire or other casualty or hazard to the extent covered by insurance or could be covered by a "special form-all risk" policy available on the Demised Premises, and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof. The foregoing waiver shall apply regardless of the cause or origin of the claim, including but not limited to, the negligence of Tenant or Tenant's agents, officers, employees or contractors.

     B. Tenant's Waiver. Tenant and all parties claiming under Tenant waive, release and discharge Landlord from all rights of recovery, causes of action, claims and liabilities arising from or caused by or resulting from fire or other casualty or hazard to the extent covered by insurance or which could be covered by insurance available for Tenant Properly, and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof. The foregoing waiver shall apply regardless of the cause or origin of the claim, including but not limited to, the negligence of Landlord or Landlord's agents, officers, employees or contractors.

     22. INDEMNIFICATION. A. Tenant Indemnification. Subject to Subsection 21 A, Tenant shall defend, indemnify and save harmless Landlord and its directors, officers, partners, employees and agents ("Landlord Indemnitees") from all claims, costs, damages, judgments, expenses, fines, liabilities and losses (including reasonable attorneys' fees, paralegal fees, expert witness fees, consultant fees, and other costs of defense) arising from or as a result of (i) any accident, injury, including death, loss or damage of any kind whatsoever caused to any person or to the property of any person as shall occur on the Demised Premises commencing on the Acceptance Date and during the Term caused by the negligence or misconduct of Tenant, its agents, employees or contractors, or (ii) Tenant's failure to perform its obligations under this Lease. The indemnities provided herein are ones of first defense and payment, not of reimbursement or surety and shall in no way be limited by or to the amount of insurance carried, or required to be carried, by the Tenant. The obligations of this Subsection 22 A shall survive expiration or termination of this Lease.

          B. Landlord Indemnification. Subject to Subsection 21 B, Landlord shall defend, indemnify and save harmless Tenant Indemnitees from all claims, costs, damages, judgments, expenses, fines, liabilities and losses (including reasonable attorneys' fees, paralegal fees, expert witness fees, consultant fees, and other costs of defense) arising from or as a result of (1) any accident, injury, including death, loss or damage of any kind whatsoever caused to any person or to the property of any person as shall occur on the Demised Premises commencing on the Acceptance Date and during the Term caused by the negligence or misconduct of Landlord, its agents, employees or contractors, or
(ii) Landlord's failure to perform its obligations under this Lease. The indemnities provided herein are ones of first defense and payment, not of reimbursement or surety and shall in no way be limited by or to the amount of insurance carried, or required to be carried, by the Landlord. The obligations of this
Subsection 22 B shall survive expiration or termination of this Lease.

     23. ENTRANCES. Tenant shall have unrestricted use and access to all entrances, loading docks, passways, and delivery lanes to the Demised Premises and easements adjacent thereto. Landlord shall not permit or allow any changes to easements, the entrances, passways, curb cuts and delivery lanes on or benefiting the Demised Premises without the prior written consent of Tenant.

     24. UTILITIES. Tenant shall have the right to select its utility service providers, and shall pay for all utilities used by it in the Demised Premises during the Term of this Lease. Landlord shall provide any easements or licenses required by any utility providers for which Tenant seeks services for the operation of its business, including internet or telecommunication services, within fifteen (15) days after Tenant's request.

     25. TAXES AND ASSESSMENTS. Tenant shall pay or discharge all real estate, ad valorem and special assessments (collectively the "Taxes") lawfully imposed against the Demised Premises when due, subject to Section 26 of this Lease. Tenant shall have no obligation to pay, or liability for, any franchise, corporate, estate, inheritance, succession, transfer, net income, AMT, or excess profits taxes or other similar taxes, whether currently existing or imposed during the Term of this Lease. Tenant agrees to furnish to Landlord within thirty (30) days after written request therefor evidence of payment of all Taxes. In the event that any Taxes become due and payable during the Term and may legally be paid in installments, Tenant may pay the Taxes in installments. In such event, Tenant shall be liable only for those installments which become due and payable during the Term. Taxes shall be prorated at the beginning and the end of the Term. Any rollback taxes that may be or become due as the result of any assessment based on a change in land use shall be Landlord's obligation.


     26. PERMITTED CONTESTS. Landlord agrees that Tenant shall not be required to (i) pay any real estate or ad valorem taxes and assessments; (ii) comply with any statute, law, rule, order, regulation or ordinance; (iii) discharge or remove any lien, encumbrance or charge; (iv) obtain any waivers or settlements or make any changes to take any action with respect to any encroachment, hindrance, obstruction, violation or impairment so long as Tenant shall contest, in good faith and at its expense, the existence, the amount or the validity thereof, the amount of the damages caused thereby, the extent of its liability therefor, or the legal compliance obligation, by appropriate proceedings during the pendency of which there is prevented (A) the collection of, or other realization upon, the tax, assessment, levy, fee, rent or charge or lien, encumbrance or charge so contested; (B) the sale, forfeiture or loss of the Demised Premises, or any part thereof; (C) any interference with the use or occupancy of the Demised Premises or any part thereof; and (D) any interference with the payment of rent, or any portion thereof. While any such proceedings are pending, Landlord shall not have the right to pay, remove or cause to be discharged the tax, assessment, levy, fee, lien, encumbrance or charge thereby being contested. Tenant further agrees that each such contest shall be promptly prosecuted to a final conclusion. Tenant shall pay, indemnify and save Landlord harmless against, any and all losses, judgments, decrees and costs (including reasonable attorneys' fees and costs) in connection with any such contest and shall, promptly after the final settlement, compromise or determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith, and perform all acts, the performance of which shall be ordered or decreed as a result thereof. Nothing contained in this Section shall be construed to require Tenant to pay or discharge any lien, encumbrance or other charge created by any act or failure to act of Landlord or the payment of which by Tenant is not otherwise required to make under this Lease.

     27. ASSIGNMENT AND SUBLETTING. Tenant may sublet or assign the Demised Premises at any time when the use by the subtenant or assignee shall not be in violation of any Permitted Encumbrance. Tenant shall notify Landlord with the name of the subtenant or
assignee   within  fifteen  (15)  days  of  any   subletting   or
assignment. Following any subletting or assignment the Tenant shall not be relieved from any of the terms and conditions of this Lease, and shall remain primarily liable. After such subletting or assignment, the word Tenant as used herein shall include any such subtenant or assignee.

     28. SIGNS. Landlord hereby approves Tenant's standard signs consisting of a store front sign over the primary entrance to store and a free standing pylon sign, as described and depicted in Exhibit "E" ("Tenant's Standard Signs"). Landlord and Tenant agree that Tenant's Standard Signs shall be limited in size only by Tenant's discretion and applicable Laws, which may include any lawful variance granted. If Tenant chooses to seek a variance, Landlord agrees to cooperate with Tenant in securing such variance(s), including but not limited to signing any application and/or appearing at any hearing or before any board or commission as may be required. Landlord further agrees that Tenant shall have the right, commencing on the Acceptance Date and during the Term, to install such other signs, in a size and location to be determined by Tenant, so long as such additional signs are in accordance with applicable Laws. Tenant shall be responsible to obtain, at solely its cost and expense, any permit required for the installation of Tenant's signs.

     29.  CONDITION OF PREMISES; COMPLIANCE WITH LAWS.

    A. Tenant's Compliance. Tenant shall comply in all material respects with all Laws, as such term is defined below, (i) regarding the physical conditions of the Demised Premises, but only to the extent the Laws pertain to the particular manner in which Tenant uses the Demised Premises; or (ii) that do not relate to the physical condition of the Demised Premises but related to the lawful use of the Demised Premises and with which only the occupant can comply, such as laws governing maximum occupancy, workplace smoking, and illegal business operations; the obligation to comply in every other case is expressly assumed by Landlord. Notwithstanding anything to the contrary set forth in this Lease, Tenant shall not be required to construct or pay the cost of complying with any requirements resulting from encumbrances to Landlord's title, underwriters' requirements or Laws requiring construction of improvements in the Demised Premises which are properly capitalized under general accounting principles, unless such compliance is necessitated solely because of Tenant's particular use of the Demised Premises.

    The term "Laws" shall mean all lows, statutes, governmental ordinances, rules and regulations and orders with respect to the use and occupancy of the Demised Premises of any municipal, county, state, federal, or other government agency or authority have jurisdiction over the parties to this Lease or the Demised Premises, or both, in effect either at the Effective Date of this Lease or any time during the Term.

    B. Landlord's Compliance. Landlord represents and warrants that as of the Acceptance Date, the Demised Premises shall conform to
all   requirements  of  encumbrances  to  Landlord's  title,  all underwriters' requirements, and all Laws applicable thereto, including but not limited to compliance with the applicable provisions of the Americans with Disabilities Act of 1990 ("ADA") (Pub. L 101-36), and the ADA Accessibility Guidelines for Buildings and Facilities as issued and amended by the U.S. Architectural and Transportation Barriers Compliance Board (56
F.R.   35455  et.  seq.).  Except  as  is  specifically  Tenant's responsibility under Subsection 29 A, Landlord shall comply in all material respects with all Laws, regarding the physical conditions of the Demised Premises.

                                         12
     30.  ENVIRONMENTAL CONDITIONS.

     A.   Landlord's Obligations.

          (i) All Appropriate Inquiry. Landlord, at its sole cost and expense, shall provide Tenant, within thirty (30) days after the Effective Date, a Phase I Environmental Site Assessment prepared in accordance with ASTM Standards E-1527-05 or equivalent due diligence requirement of either the state or federal law (the "Assessment"). The Assessment shall contain a review of the chain of title from the earlier of (a) the date the Land was first developed or (b) forty (40) years. The Assessment shall also contain an express provision that the Assessment is made in favor of Tenant and that Tenant may rely on the Assessment to the same extent as the Landlord. In the event the Assessment identifies recognized environmental conditions, business environmental risks, or de minimis conditions (as those terms are defined in the ASTM standard), Tenant may either require Landlord to resolve the identified issues to Tenant's reasonable satisfaction, or terminate this Lease within sixty (60) days thereafter without obligation or liability to Landlord.

          (ii) Fair Market Value. Landlord represents and warrants to Tenant that Landlord either acquired title or will acquire title to the Land for fair market value, or if Landlord acquired title or will acquire title to the Land for less than fair market value, the reduction in consideration was not due to an environmental impairment to value of the Land.

     B. Landlord's Representations and Warranties. Landlord represents and warrants that to the best of Landlord's knowledge, any use, storage, treatment, disposal, handling or transportation of Hazardous Materials (as defined below) which has occurred upon the Demised Premises prior to the Acceptance Date has been in compliance with all applicable federal, state and local laws, regulations and ordinances now in effect. Landlord additionally represents and warrants that to the best of Landlord's knowledge no release, leak, discharge, spill, disposal or emission of Hazardous Materials has occurred upon or under the Demised Premises. Landlord covenants that the Demised Premises will be free of Hazardous Materials as of the Acceptance Date.

     C. Landlord's Indemnification. In addition to any other rights and remedies that Tenant may have at law or in equity and notwithstanding the limitation of Landlord's representations and warranties in Subsection 30 B, Landlord shall, at its sole cost and expense, to indemnify, defend and hold Tenant Indemnitees harmless against and from any and oil liens, damages, losses, liabilities, obligations, settlement payments, penalties, assessments, citations, directives, claims, litigation, demands, defenses, judgments, suits, proceedings (administrative or otherwise), costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, reasonable attorneys' fees, consultants', and experts' fees and expenses and disbursements incurred in investigating, defending against, settling or prosecuting any claim, litigation or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against any of the Tenant Indemnitees and arising directly or indirectly under or on account of any Environmental Condition (as such term is defined below) of the Demised Premises, regardless of whether such Environmental Condition was disclosed in the Assessment or whether such Environmental Condition arose prior or subsequent to the execution of this Lease; provided however, that Landlord shall have no obligation to indemnify Tenant Indemnitees for any Tenant Environmental Indemnification Items (as defined below). Landlord's obligations under this Subsection 30 C shall survive expiration or termination of this Lease.


     D. Tenant's Obligation. Tenant covenants that it shall comply in all material respects with Environmental Laws in the operation of its business. Further, from and after the Acceptance Date, Tenant shall indemnify and hold Landlord Indemnitees harmless from and against all claims, damages, losses, costs, expenses, actions and liabilities arising out of the treatment,
storage,   disposal  or  the  arranging  therefor  of   Hazardous
Materials or Hazardous Substances generated or used by Tenant  on
the   Demised  Premises  in  violation  of  Environmental   Laws,
including, without limitation, claims or natural resource damage, personal injury, property damage or response or remedial costs ("Tenant Environmental Indemnification Items"). Tenant's obligation under this Subsection 30 D shall survive expiration or termination of this Lease.

     E. Definitions. For purposes of this Lease, the following defined terms shall apply:

          (i) "Environmental Laws" shall mean any federal, state or local law, statute, regulation, rule or ordinance or any judicial or administrative decree or decision, whether now existing or hereafter enacted, promulgated or issued, with respect to air, water or soil including without limitation Hazardous Materials, Hazardous Substances, drinking water, groundwater, wetlands, landfills, open dumps, storage tanks, underground storage tanks, solid waste, waste water, storm water runoff, air emissions or wells.

          (ii) "Hazardous Materials" and "Hazardous Substances" shall mean each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as hazardous, toxic or presenting a risk to human health or the environment under any Environmental Laws, including but not limited to petroleum or petroleum products and by-products, asbestos-containing materials, and PCBs.

          (iii) "Environmental Condition" shall mean the presence in, on or under the Demised Premises of any Hazardous Materials or
     Hazardous  Substances,  whether  or  not  in  violation   of
     Environmental Laws.

     31.  SATELLITE SYSTEM. Tenant may install at or on the Building a
satellite    communications   antenna   and   related   equipment
(collectively, "Satellite Equipment"), which shall become part of
Tenant   Property.  If  Tenant  shall  install   such   Satellite
Equipment,  Tenant shall do so at its own cost  and  expense,  in
accordance   with  Laws,  and  shall  be  responsible   for   the
maintenance and repair thereof. Tenant agrees that its equipment shall not penetrate the roof during installation or subsequent equipment maintenance. Landlord shall cooperate and take all reasonable steps necessary for the timely approval of Tenant's Satellite Equipment installation plan.

     32. DAMAGE TO DEMISED PREMISES. If all or any portion of the Demised Premises shall be condemned by lawful authority as unsafe or unfit for use, or if they become partially or wholly destroyed or damaged by fire or other casualty such as to render them untenantable, Tenant shall promptly notify Landlord. Landlord shall apply all insurance proceeds and other funds as necessary to rebuild, replace and repair, at Landlord's sole cost and expense, all damage or destruction to the Demised Premises in good faith, and with promptness and diligence. Landlord shall act to restore the Demised Premises to the same condition, as nearly as possible, as existed prior to such casualty. During any such reconstruction period the Lease shall be continued but the rent shall be abated during the period of time while the Demised Premises cannot be occupied. Tenant's rent obligation shall resume (i) sixty (60) days after Landlord completes all repairs and exclusive possession of the Demised Premises is delivered to Tenant or (ii) the date on which Tenant reopens its business to the public, whichever first occurs.


    Regardless of circumstances, Landlord shall complete all such work within one hundred eighty (180) days of the casualty. If Landlord fails or if, within thirty (30) days after the casualty Tenant forms the good faith belief that Landlord will be unable to complete its work and redeliver exclusive possession of the Demised Premises to Tenant in the required condition within such one hundred eighty (180) day period, Tenant may terminate this Lease without further liability or obligation to Landlord. Should the Demised Premises be damaged but remain tenantable, Landlord shall immediately repair the damage, and there shall be an equitable abatement of rent during the period of repair or restoration. If casualty occurs during the last twelve months of the Initial Term or any Extension Term, Landlord may elect to terminate the Lease upon thirty (30) days written notice to Tenant; provided, however, if Tenant elects, by providing written notice to Landlord within such thirty (30) day period, to extend the Term pursuant to the terms of this Lease, Landlord shall be required to complete the repairs as provided in this Section 32.
       33. ALTERATIONS. Tenant agrees not to make any structural alterations or additions to the Demised Premises without first obtaining the Landlord's written consent, which consent shall not be unreasonably withheld. Tenant may however, make non-structural alterations to the Demised Premises, which shall include the right to install Tenant's shelving and displays.

       34. MECHANICS LIENS. Neither Landlord nor Tenant shall allow any mechanics liens filed against the Demised Premises arising from work performed, or materials supplied to the Demised Premises by either party or their respective agents, employees, contractors, subcontractors or materialmen. In the event a mechanic's lien is filed, Landlord shall, within the statutory time frame (and Tenant shall within thirty days after receipt of Landlord's notice of the existence of a mechanic's lien caused by Tenant or Tenant's agent) discharge or, where allowed by law, bond over such lien.

     35.  CONDEMNATION.

          A. Complete Taking. In the event the entire Demised Premises are taken in Condemnation Proceedings, Tenant may terminate this Lease upon written notice without further liability to Landlord and Landlord shall refund any unearned rent to Tenant.

          B. Partial Taking. In the event any part of the Demised Premises, including all or part of rights-of-way adjoining or approaches to the Demised Premises, are taken in Condemnation Proceedings so that in the reasonable business judgment of Tenant the Demised Premises remaining would be unsatisfactory for Tenant's business operation, Tenant may terminate this Lease upon written notice without further liability to Landlord. Should Tenant elect to retain that portion of the Demised Premises not taken, Landlord shall promptly and with due diligence restore the remaining Demised Premises to as close to their condition as existed prior to the taking as is feasible. During the period commencing on the date Tenant relinquishes possession and ending upon Landlord's restoration, and during the remainder of the Term following Landlord's restoration, rent shall be reduced for each period accordingly, in proportion to (i) the amount of Land and building area lost, or (ii) if Tenant shall elect, in proportion to the effect of the loss of such area on Tenant's business.

          C. Condemnation Proceedings and Compensation. For purposes of this Lease, the term "Condemnation Proceedings" shall mean a governmental taking of all or any part of the Demised Premises, and shall include conveyances and grants made in anticipation of or in lieu of Condemnation Proceedings. Tenant may participate in any proceeding pertaining to condemnation of the Demised Premises whether or not Tenant elects to terminate this Lease. Landlord and Tenant shall each be entitled to compensation for their respective interests even if a single award for all damages is given by the condemning authority.

      36. TENANT'S DEFAULT. If Tenant defaults in the performance of any obligation under this Lease, Landlord shall give notice to Tenant specifying the nature of the default. (i) Non-Monetary Defaults. If Tenant does not, within thirty (30) days after receipt of the notice, cure the default, or, if the default is of a nature that it cannot reasonably be cured within a period of thirty (30) days, and Tenant does not commence the cure within the thirty (30) day period and proceed thereafter with reasonable diligence and in good faith to cure the default, then after the expiration of the thirty (30) day period Landlord shall have the right to pursue its legal and equitable remedies. (ii) Monetary Defaults. If Tenant does not, within fifteen (15) days after receipt of the notice, cure a default in the payment of rent or other charges properly due to Landlord, then after the expiration of the fifteen (15) day period Landlord shall give a second notice to Tenant, and if Tenant does not, within five (5) days after receipt of the second notice, cure the default, then after the expiration of the second five (5) day period Landlord shall have the right to pursue its legal and equitable remedies.


        37. LANDLORDS DEFAULT. If Landlord defaults in the performance of any obligation under this Lease, Tenant shall give notice to Landlord specifying the nature of the default. If Landlord's default shall continue for more than thirty (30) days after receipt of the notice, Tenant may (i) pursue its legal and equitable remedies, and/or (ii) cure the default (without notice if in Tenant's reasonable judgment an emergency shall exist), and Landlord shall pay to Tenant upon demand the cost thereof within ten (10) days. If Landlord does not make such payments to Tenant within ten (10) days, Tenant may offset the amount due from Landlord against any payments for rent or other payments due Landlord, if any. Any such offset shall not constitute a default by Tenant unless Tenant shall fail to pay the amount of such offset to Landlord within thirty (30) days after a final adjudication by a court of competent jurisdiction that such amount is owing to Landlord. Except when in Tenant's reasonable judgment an emergency shall exist, Tenant shall not commence to cure any default of a nature that could not reasonably be cured within a period of thirty (30) days, provided Landlord shall have commenced to cure the default within the cure period and so long as Landlord proceeds with reasonable diligence and in good faith to cure the default.

     38. USE AND QUIET POSSESSION. A. Use. Except with respect to the Prohibited Uses (hereinafter defined) and to the extent prohibited by the Permitted Encumbrances, Tenant may use the Demised Premises for any lawful purpose. The "Prohibited Uses" shall mean use of any part of the Demised Premises for (i) livestock slaughter or feeding, (ii) fireworks or explosives storage, distribution or manufacture, (iii) any use which would require a license from the Nuclear Regulatory Commission, (iv) biological or hazardous waste incineration, (v) scrap material accumulation, storage or sales, (vi) smelting, (vii) a rendering plant, (viii) the principal use being the manufacture, distribution, storage, treatment, incineration or disposal of chemicals, petroleum products, solvents, hazardous waste or other Hazardous Materials, (ix) a cement or asphalt plant, (x) a crematorium,  (xi)  a  dry  cleaning  plant  or  central  laundry facility or (xii) the manufacture, storage, distribution, production, sale of or any use involving pornographic materials or items, or (xiii) any establishment featuring nude, topless or partially-clad dancing.

    B. QUIET POSSESSION. Subject to the Permitted Encumbrances, Landlord covenants that it will put Tenant into complete and exclusive possession of the Demised Premises, free from all orders, restrictions and notices of any public or quasi-public authority, and that if Tenant shall pay the rental and perform all the covenants and provisions of this Lease to be performed by Tenant, the Tenant shall, commencing on the Acceptance Date and during the Term, freely, peaceably and quietly occupy and enjoy the full possession of the Demised Premises, and the tenements and appurtenances thereto belonging, and the rights and privileges granted without hindrance. In addition, Landlord agrees to indemnify, defend, and hold Tenant harmless from any and all claims seeking to prevent Tenant from quiet and complete possession of the Demised Premises. If at any time after the Effective Date the title of the Landlord shall fail, then Tenant shall, in addition to all remedies available at law or in equity, have the right on Landlord's behalf and at Landlord's expense to correct any default and offset such amount against rent, or terminate this Lease.

     39. TENANT'S BUSINESS OPERATION. Landlord and Tenant agree that nothing in this Lease shall be construed to imply that Tenant is required to conduct its business in any particular manner or for any specified number of hours per day or week, or to limit the number of hours per day or week that Tenant may operate in the
Demised   Premises,  or  as  creating  an  implied  or  expressed
obligation upon Tenant to continuously occupy or operate a business in the Demised Premises.

     40. RIGHT OF FIRST REFUSAL. Landlord hereby grants to Tenant the right to purchase all or any portion of the Demised Premises as follows (the "Right of First Refusal"): If Landlord should at any time after the Effective Date receive a bona fide offer to purchase all or any portion of the Demised Premises (the "Offer")
from  a  third party and Landlord desires to accept  such  offer,
Landlord   shall  deliver  to  Tenant  a  written   notice   (the
"Acquisition Notice") together with a copy of such Offer. Notwithstanding anything to the contrary contained in this Section, Tenant hereby waives its Right of First Refusal to the purchase of the Demised Premises by AEI Fund Management, Inc., or its affiliates, only if such purchase is made within thirty (30) days following the Effective Date.

    Tenant  shall  have  thirty (30) days  from  receipt  of  the
Acquisition  Notice  to  exercise  Right  of  First  Refusal   by
delivering written notice of such exercise to Landlord. Delivery of such written notice shall obligate Tenant to purchase the Demised Premises on the date which is the later of (i) sixty (60) days after receipt of the Acquisition Notice and (ii) the date required under the Offer, which purchase shall be subject to the same terms and conditions set forth in the Offer. If Tenant elects (or is required under the Offer) to purchase the Demised Premises subject to the lien of a deed of trust or mortgage, Tenant shall be obligated to comply with the provisions of the deed of trust or mortgage. In the event Tenant elects to not exercise its Right of First Refusal or fails to deliver notice within the thirty
(30) day period, Tenant shall be deemed to have waived its Right of First Refusal as to the transaction described in the Offer, but not further or otherwise. Landlord may thereupon proceed to sell the Demised Premises on the terms and conditions and to the party specified in the Offer, and in the event the Demised Premises are sold pursuant to the Offer, the Right of First Refusal shall be applicable to any future sales and binding upon all future purchasers, and this Lease and the Right of First
Refusal   shall   remain  in  full  force   and   effect.   Minor
modifications may be made in the Offer without the necessity of resubmitting the offer to Tenant, provided that the purchase price is not reduced, the payment terms are not changed, the proposed buyer is the same and provided that the closing date is not extended for a period in excess of one hundred eighty (180) days. Notwithstanding anything in the forgoing to the contrary, in the event Tenant exercises its Right of First Refusal, the deed from Landlord to Tenant shall contain a provision sufficient to defeat any Doctrine of Merger with respect Landlord's (i) use limitation and restrictions benefiting Tenant under the Lease,
(ii)   representations  and  warranties,  (iii)   indemnification
obligations, and (iv) construction obligations, under the Lease, it being understood and agreed that items (i) - (iv) are intended to survive any such sale or delivery of deed and remain enforceable obligations of Tenant, fully binding upon Landlord.


    41. SURRENDER OF DEMISED PREMISES. Upon the expiration of this Lease and all renewal periods, Tenant shall peaceably surrender the Demised Premises to Landlord in the same condition in which they were received from Landlord at the commencement of this Lease, except: (i) as altered as permitted or required by this Lease; (ii) for repairs, replacements and maintenance required to be performed by Landlord; (iii) for items covered by Landlord's insurance; and (iv) except for ordinary wear and tear. This Section shall not apply to cancellation or termination of this Lease pursuant to Section 32, DAMAGE TO DEMISED PREMISES, or pursuant to Section 35, CONDEMNATION, pursuant to which Tenant shall have no obligation or liability to Landlord. Tenant shall remove its property from the Demised Premises within a reasonable time after the Lease expiration (not to exceed thirty (30) days), without additional rent obligation.

    42. RIGHT TO AUDIT. Landlord and Tenant agree to keep their financial records related to this Lease in accordance with GAAP on a consistently applied basis. Within one (1) year of the issuance of any statement under this Lease, the parties or their authorized representatives may, at any reasonable time, upon seven (7) days prior written notice to the other, have the right to audit the other party's business records relating to any statement issued by one party to the other for the period covered by the statement. In the event the audit discloses an underpayment or over-billing of more than two percent (2%), the party conducting the audit shall be reimbursed for the cost of the audit by the audited party. In addition, the amount of underpayment or over-billing disclosed by an audit shall be paid by the audited party to the auditing party regardless of amount.

    43. LANDLORD'S CONSENTS AND APPROVALS. Whenever it is stated in this Lease that Landlord's consent or approval is required, Landlord agrees that such consent or approval will not be
unreasonably  withheld,  conditioned  or  delayed.  If,  in   any
instance, Landlord refuses to grant its consent or approval, Landlord agrees to simultaneously give Tenant written notice of the reason(s) for such refusal. If Landlord's consent or approval is not given or refused within ten (10) days after Tenant's written request therefore, such consent or approval shall be deemed automatically granted.

    44. ATTORNEYS' FEES. If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys' fees and costs of suit, including, but not limited to, fees and costs of appeal.

    45. MEMORANDUM OF LEASE. Except in the States of Hawaii and Maryland, Landlord shall record the Memorandum of Lease executed contemporaneously with this Lease upon the earlier of the following to occur: (i) date of Landlord's acquiring title to the Shopping Center, or (ii) such date as is necessary to preserve the priority of Tenant's leasehold interest in the Demised Premises over any mechanic's or materialman's lien. The Memorandum of Lease shall disclose the description of the Demised Premises, the Initial Term, the Prohibited Uses, the number of Extension Terms, the hold over provision, Tenant's Right of First Refusal, and the Exclusive Use Covenant.

     46. NO WAIVER. The failure of the Landlord or Tenant to insist upon the strict performance of any provision of this Lease, or the failure of Landlord or Tenant to exercise any right, option or remedy contained in this Lease shall not be construed as a waiver for the future of any such provision, right, option, or remedy, or as a waiver of any subsequent breach. No provision of this Lease shall be deemed to have been waived unless such waiver shall be in writing signed by the party to be charged.

     47. TRUE LEASE. This Lease is intended as, and shall constitute, an agreement of lease, and nothing herein shall be construed as conveying to the Tenant any right, title or interest in or to the Demised Premises nor to any remainder or reversionary estates in the Demised Premises held by any person, except, in each instance, as a Tenant. Under no circumstances shall this Lease be regarded as an assignment of all of Landlord's interests in and to the Demised Premises. Instead Landlord and Tenant shall have the relationship between them of Landlord and Tenant, pursuant to the provisions of this Lease.

     48. PUBLIC RELEASES. Landlord and Tenant agree that no press release or other public disclosure shall be made by either of
them   or   any  of  their  respective  agents  concerning   this
transaction without the prior written consent of the other. Tenant agrees that a "tombstone" type advertisement may be placed by Landlord upon execution of this Lease, provided, however, that Landlord agrees to obtain approval from Tenant with respect to the contents thereof prior to placing such advertisement.

     49. CONFIDENTIALITY. Landlord and Tenant covenant and agree to hold in confidence ALL terms and conditions of this Lease not made a matter of public record by virtue of a recorded Memorandum of Lease as provided for in Section 45 of this Lease unless the party desiring to disclose the confidential information requests the consent of the non-disclosing party; provided, however, such written request shall contain the information to be disclosed and each party to whom disclosure is sought. Written consent of the non-disclosing party shall be narrowly construed to apply only to those matters and those persons set forth in the disclosing
party's   written   request.   It  is   expressly   agreed   that
confidentiality is of the utmost importance to Tenant's ongoing business and in the event Landlord makes a disclosure in breach of this provision Tenant shall have standing to enforce this covenant at law or in equity. This covenant shall be governed by the laws of the State of Tennessee without regard to its conflict
of   laws   or  any  other  provision  for  conflict   of   laws.
Notwithstanding  anything  contained  herein  to  the   contrary,
Landlord may disclose the terms and conditions of this lease to those parties necessary to obtain financing in connection with the Demised Premises or Landlord's construction obligations hereunder (e.g. appraiser, lender, accountant, attorney) and potential buyers of the Demised Premises; provided, however, Landlord shall be responsible for obtaining adequate assurances from such parties that the terms and provisions hereof will be held in confidence as Landlord shall continue to be liable hereunder for any disclosure not in compliance with this Section.


     50. INCENTIVES. Landlord hereby waives and disclaims for itself and all third parties claiming through it, any and all rights and interest to any incentives, tax abatements or inducements or the like made or offered (either in the past or in the future) to
Tenant by any state or local government agency, development authority, or otherwise in connection with the Demised Premises. Landlord agrees to execute, acknowledge and deliver to Tenant, upon no less than ten (10) days' prior request by Tenant, all documents necessary in a form reasonably satisfactory to Tenant,
waiving   and  disclaiming  Landlord's  interest  in   any   such
incentives, tax abatements, inducements or the like.

     51. HOLD OVER. Any holding over by Tenant beyond the Initial Term of this Lease or any Extension Term thereof shall be on the same terms and conditions as contained herein, except for rent which shall be at the rate of one hundred forty-five percent (145%) of the last monthly rent specified in this Lease, and shall be a month-to-month tenancy terminable by either party upon thirty (30) days prior written notice to the other party.

     52. NOTICES. All notices required under this Lease shall be given and deemed to have been properly served if delivered in writing personally, by certified mail, by a nationally recognized overnight courier providing signed proof of delivery, or via facsimile with proof of transmission to:

          Landlord at:

          Brad and Dad, LLC
          Attention: Brad Brody
          2501 Westown Parkway,
          Suite 1203 West Des
          Moines, Iowa 50266
          Facsimile: 515.457.9444
          Telephone: 515.457.9333

          To Tenant at:

          Lease Administration
          Department Tractor
          Supply Company
          200 Powell Place
          Brentwood, TN 37027
          Facsimile: (615) 440-4132
          Telephone: (615) 440-4000

or such other place or places as either of them may designate in writing to the other from time to time in accordance with the provisions of this Section. Date of service of a notice served by mail shall be the date on which such notice is received by the addressee. Date of service by any other method shall be the date of receipt.

     53. CONDITION OF TITLE; ENCUMBRANCES. Contemporaneous with the execution of this Lease, Landlord has provided Tenant with the Chicago Title Insurance Company File No. P-127017 with an effective date of August 4, 2008, together with copies of all
exception   documents  (the  "Title  Report")  for  the   Demised
Premises. Tenant hereby agrees to take subject to those matters identified on Exhibit "F" (the "Permitted Encumbrances"), which shall neither obligate Tenant to nor excuse Landlord from
performing    Landlord's   obligations   under   the    Permitted
Encumbrances as owner of the Demised Premises.

         In the event the Title Report shows an existing mortgage or deed of trust which will not be released upon Landlord's acquisition of the Land, Landlord shall furnish Tenant with a Subordination Non-Disturbance and Attornment Agreement ("SNDA") from the holder of the mortgage or deed of trust, in a form consistent with that attached hereto as Exhibit "G", within thirty (30) days of the Effective Date. If Landlord does not furnish such SNDA to Tenant within the required time period, Tenant shall have the right to terminate this Lease within sixty
(60) days thereafter without obligation or liability to Landlord.

         Landlord shall not permit or grant any easements, declarations of covenants, reciprocal easements, mechanics' liens, liens, or any other encumbrances, other than identified as Permitted Encumbrances, to be placed of record against the Demised Premises without the prior written consent of Tenant. This obligation of Landlord shall not be applicable to Landlord's first mortgage financing for the Demised Premises subject to the provisions of this Section.

         Landlord and Tenant agree that Landlord expects to file a final plat (the "Final Plat") of the Land, which plat has not yet been prepared as of the Effective Date. Landlord shall obtain Tenant's approval of such Final Plat prior to its recordation. The Final Plat shall be incorporated into this Lease as a Permitted Encumbrance upon the execution and recordation thereof in the Office of the Register of Deeds, Pennington County, South Dakota.

     54. LANDLORD'S PAYMENT OBLIGATIONS. Landlord agrees to pay all costs, charges, assessments and obligations which are its legal responsibility and which are related to the Demised Premises
(collectively, "Landlord's Obligations"). In the event Landlord does not timely pay or satisfy any costs, charges, assessments and obligations related to the Demised Premises, Tenant, without liability or forfeiture of the Term, may make any such payments on behalf of Landlord and offset the cost thereof against future rent payable and/or any other monies properly due to Landlord hereunder.

     55. ESTOPPEL CERTIFICATES. Upon the reasonable request of either party, Landlord and Tenant agree to execute and deliver to the other within ten (10) business days after receipt of the request, a written instrument, (a) certifying that this Lease has not been modified and is in full force and effect or, if there has been a modification of this Lease, that this Lease is in full force and effect as modified, stating such modifications; (b) stating that the  fixed  monthly rent has not been paid more than thirty  (30)
days  in  advance, or if so, the date to which it has been  paid;
(c) stating whether or not, to the knowledge of the party executing the instrument, the other party hereto is in default and, if the party is in default, stating the nature of the default; and (d) stating the date of this Lease.

     56. SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT. Tenant agrees that this Lease shall, at Landlord's request, be subject and subordinate to any first mortgage or deed of trust hereafter placed upon the Demised Premises upon the condition that the mortgagee or holder of a deed of trust provides Tenant with a SNDA in the form attached hereto and made a part hereof as Exhibit "G".

     57. TENANT PROPERTY. All Tenant's personal property, furniture, furnishings, signs, equipment, machinery, Satellite Equipment, trade fixtures and trade uses ("Tenant Property") located at the Demised Premises shall remain the property of Tenant and may be removed from the Demised Premises at any time. Landlord shall have no lien or other interest whatsoever in any Tenant Property and within ten (10) days following Tenant's request, Landlord shall execute documents in reasonable form to evidence Landlord's waiver of any right, title, lien, or interest in Tenant Property located in the Demised Premises.

     58. INVALIDITY OF CERTAIN PROVISIONS. If any provisions of this Lease shall be invalid or unenforceable, the remainder of the provisions of this Lease shall not be affected and every other provision of this Lease shall be enforceable to the fullest extent permitted by law.

     59. FORCE MAJEURE. If either party shall be prevented or delayed from punctually performing any obligation or satisfying any condition under this Lease by: (a) any strike, lockout, or labor dispute not caused by the negligence of the non-performing party or breach of a labor contract by the nonperforming party; (b) the inability to obtain labor or materials not resulting in any way from  the negligence or any act or omission of the non-performing
party;   (c)  an  Act  of  God;  (d)  governmental  restrictions,
regulations or controls not existing as of the date of this Lease; (e), enemy or hostile governmental action; (f) civil commotion, insurrection, sabotage, fire or other casualty not resulting from the non-performing party's negligence or other actions; or (g) any other condition beyond the reasonable control of the responsible party, then the time to perform the obligation or satisfy the condition shall be extended for a period of time equal in length to the length of the event.


     60. GOVERNING LAW; SUBMISSION TO VENUE AND JURISDICTION. Except as provided in Section 49, this Lease shall be governed by and construed in accordance with the laws of the state in which the Demised Premises are located, without giving effect to its conflict of laws principles or rules. Landlord and Tenant hereby consent to the exercise of personal jurisdiction over them by any court of competent jurisdiction within the locus of the Demised
Premises   in  connection  with  any  action  brought   for   the
enforcement of rights or remedies under this Lease and waive  all
defenses   of  lack  of  personal  jurisdiction  and  forum   non
conveniens,

     61. ENTIRE AGREEMENT. This instrument its attachments, any duly executed amendments, the documents incorporated into the Lease by reference, and any written agreements which are duly executed pursuant to the terms and provisions of this Lease, if any, contain the entire agreement between the parties and there are no covenants, express or implied, except as contained herein. No statement, promise or inducement made by either party or agent of either party that is not contained in this written agreement shall be valid or binding. No waiver of any condition or covenant of this Lease by either party shall be deemed to imply or constitute a further waiver of the same or any other condition or covenant of the Lease.

     62. BINDING EFFECT. This Lease, as of the Effective Date, shall bind and inure to the benefit of the parties hereto, their heirs, successors, executors, administrators, and assigns.

     63. TIME IS OF THE ESSENCE. it is expressly agreed that time shall be of the essence of this Lease.

     64. LEASE INTERPRETATION. This Lease has been submitted to the scrutiny of all parties hereto and their counsel, if desired, and shall be given a fair and reasonable interpretation in accordance with the words hereof, without consideration or weight being given to its having been drafted by any party hereto or its counsel. All captions and headings are for convenience of reference only and in no way shall be used to interpret or modify the provisions set forth in this Lease.

     65. COMPUTATION OF DAYS. When referred to in this Lease, days shall mean calendar days unless otherwise provided. In computing any period of time prescribed or allowed by this Lease, the date of the act, event or default after which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included; however, if the last day is a Saturday, Sunday, or federally adopted legal holiday, the last day of the period shall be the next day that is not one of the aforementioned days.


     66. PROTECTIVE COVENANTS. Landlord and Tenant acknowledge the existence of the Protective Covenants dated December 28, 2004, filed February 2, 2005 and recorded in Book 141 of Misc. Records on Page 3743 in the Office of the Register of Deeds, Pennington County, South Dakota, as amended by the Amendment to Protective Covenants dated July 30, 2008. Landlord shall cause the Amendment to Protective Covenants to be recorded in the Office of the Register of Deeds, Pennington County, South Dakota, and shall provide a copy of the recorded instrument to Tenant within thirty
(30) days after the Effective Date. In the event that Landlord fails to cause the Amendment to Protective Covenants to be recorded in the public records, and to provide a copy to Tenant within the time period provided herein, then Tenant may terminate this Lease upon written notice without any further obligation to Landlord.



             [Signatures appear on following pages.]






     IN WITNESS WHEREOF, the parties have executed this Lease in multiple counterparts, each of which shall be an original document, as of the day and year first above written.




   WITNESSES FOR LANDLORD:           LANDLORD:

                                     BRAD AND DAD, LLC,
                                     An Iowa limited liability company




                                     BY: /s/ BRADLEY M BRODY
       Print Name:
                                     ITS: Bradley M Brody
                                          Managing Member

       Print Name:


       STATE OF Iowa  )
                      )
       COUNTY OF Polk )



           Before me, a Notary Public in and for said State and County, duly commissioned and qualified, personally appeared Bradley M Brody, with whom I am personally acquainted, and who, upon oath, acknowledged himself to be the Managing Member of Brad and Dad, LLC, an Iowa limited liability company, and that he executed the foregoing instrument for the purposes therein contained, by signing the name of the limited liability company by himself as Managing Member.

           In Witness Whereof, I hereunto set my hand and official seal this 11th day of September, 2008.



                                      /s/REBECCA J HENDERSON
                                         NOTARY PUBLIC


                                         [notary seal]







WITNESSES FOR TENANT:             TENANT:


                                  TRACTOR SUPPLY COMPANY,
                                  a Delaware corporation


/s/AMANDA A SHELTON
   Amanda Allen Shelton



 /s/ CAROLYN CARLYLE              BY: /s/ CLAY TETEN
     Carolyn Carlyle                Clay Teten, Vice-President, Real Estate



STATE OF TENNESSEE     )
                       )
COUNTY OF WILLIAMSON   )

        Before me, a Notary Public in and for said State and County, duly commissioned and qualified, personally appeared Clay Teter, with whom I am personally acquainted, and who, upon oath, ackowledged himself to be the Vice President - Real Estate of Tractor Supply Company, a Delaware corporation, and that he executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Vice President - Real Estate.

        In Witness Whereof, I hereunto set my hand and official seal this 26th day of August 2008.


                                 /s/ANGELA KELLY
                                   NOTARY PUBLIC: Angela Kelly
                                   My commission Expires: March 7, 2011

             [notary seal]






                                 EXHIBIT "A"

                              LEGAL DESCRIPTION

LOT THREE (3) OF MALL DRIVE SUBDIVISION, CITY OF RAPID CITY, AS SHOWN BY THE PLAT RECORDED IN BOOK 35 OF PLATS ON PAGE 60 IN THE OFFICE OF THE REGISTER OF DEEDS, PENNINGTON COUNTY, SOUTH DAKOTA.

AND

LOT 1-B OF 1-90 HEARTLAND BUSINESS PARK CITY OF RAPID CITY, AS SHOWN BY THE PLAT RECORDED IN BOOK 35 OF PLATS ON PAGE 60 IN THE OFFICE OF THE REGISTER OF DEEDS, PENNINGTON COUNTY, SOUTH DAKOTA.